Stock Pledge Agreement

This Stock Pledge Agreement (the "Pledge Agreement") is made and entered into as of June 29, 2012 by and among Bernard L. Kravitz (the "Pledgor"), Shangrao Bai Hua Zhou Industrial Co., Ltd. (the “Pledgee”),and Eaton & Van Winkle LLP, as collateral agent (the “Agent”).

Preliminary Statement

Dionics, Inc., a Delaware corporation (“Maker”), has issued its non-recourse promissory note in the principal amount of $200,000 dated January 30, 2012 to Pledgee to evidence its obligation to repay such indebtedness, on the terms and conditions set forth therein (the “Note”) pursuant to a Share Exchange Agreement by and among Maker, Pledgee and Li Xiaoling, the sole shareholder of Pledgee (“Li”). The obligations of Maker under the Note will be assumed by an entity to be formed by Pledgor (“Newco”) at or prior to the closing of the transactions contemplated by the Share Exchange Agreement and the parties will extend the Maturity Date (as defined in the Note) by one (1) year.

Pledgor, the President of Maker, has agreed to secure payment of the Note by the pledge of 2,000,000 shares of the Maker’s common stock (the "Shares").

The Pledgor and the Pledgee desire to appoint the Agent as collateral agent with respect to the pledge of the Shares, and the Agent is willing to accept such appointment, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

                   1.                Creation of Security Interest. Pursuant to the provisions of the New York Uniform Commercial Code, Pledgor hereby grants to the Pledgee, and the Pledgee hereby accepts, a first and present security interest in (i) the Shares, (ii) all Dividends (as defined in Section 7 hereof), and (iii) all Additional Securities (as defined in Section 8 hereof), if any, to secure payment of the Note and performance of all Pledgor's obligations under this Pledge Agreement. Pledgor herewith delivers to the Agent the certificate(s) evidencing the Shares, together with one or more stock power(s) for each certificate so delivered, duly executed (with the date and number of shares left blank) by Pledgor. For purposes of this Pledge Agreement, the Shares, all Dividends and all Additional Securities will hereinafter be collectively referred to as the "Collateral”. The Agent will act solely for the Pledgee as his agent in carrying out the terms of this Pledge Agreement. The Pledgor understands and acknowledges that the Agent has acted and may continue to act as counsel to Pledgee and its affiliates, including Li, in connection with the transactions contemplated by the Share Exchange Agreement, including this transaction.

                   2.                Representations and Warranties and Covenants Regarding Collateral. Pledgor hereby represents and warrants to the Pledgee that Pledgor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, other than any transfer restrictions imposed by U.S. federal or state securities laws, and that Pledgor has the right to pledge and grant the Pledgee the security interest in the Collateral granted under this Pledge Agreement. Pledgor further agrees that, until all sums due under the Note have been paid in full, and all of Pledgor's obligations under this Pledge Agreement have been performed, Pledgor will not, without the Agent’s prior written consent, (i) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, or (ii) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Collateral or (iii) suffer or permit to continue upon any of the Collateral during the term of this Pledge Agreement, an attachment, levy, execution or statutory lien.

                   3.                Rights on Default. Upon an occurrence of an Event of Default (as defined in the Note), the Agent will have full power to sell, assign and deliver or otherwise dispose of the whole or any part of the Collateral at any broker's exchange or elsewhere, at public or private sale, at the option of the Agent, and in a commercially reasonable manner, in order to satisfy any part of the obligations of Maker or Newco now existing or hereinafter arising under the Note or under this Pledge Agreement; provided, however, that (i) at least ten (10) days’ notice of the time and place of any such sale shall be given to Pledgor, and (ii) in the case of any private sale, such notice shall also contain the terms of the proposed sale and Pledgee shall sell the Collateral proposed to be sold to any purchaser procured by Pledgor who is ready, willing and able to purchase, and who prior to the time of such sale tenders the purchase price of, such Collateral on terms more favorable to Pledgee than the terms contained in such notice; provided, further, the Pledgor acknowledges that the Pledgee may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof.  The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that private sales shall be deemed to be made in a commercially reasonable manner notwithstanding that such a private sale may result in a lower sale price.  On any such sale, the Pledgee or his assigns may purchase all or any part of the Collateral. Pledgor agrees at the request of the Agent, to cooperate with the Agent in connection with the disposition of any and all of the Collateral and to execute and deliver any documents which the Agent shall reasonably request to permit disposition of the Collateral.

                   4.                Additional Remedies. The rights and remedies granted to the Agent herein upon a default under the Note or this Pledge Agreement will be in addition to all the rights, powers and remedies of the Agent on behalf of the Pledgee under the New York Uniform Commercial Code and applicable law and such rights, powers and remedies will be exercisable by the Agent with respect to all of the Collateral. Pledgor agrees that the Agent’s reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgor must tender to redeem the Collateral. All rights, powers and remedies of the Agent on behalf of the Pledgee will be cumulative and not alternative. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder will not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof.

           5.           Option to Deliver Shares. Notwithstanding anything to the contrary contained elsewhere herein, at any time until the occurrence of an Event of Default (as defined in the Note), the Pledgor may exercise an option (the “Option”) to deliver Shares to the Pledgee in payment of all sums due under the Note.  The Option shall be exercised by a written and dated notice (the “Written Notice”) to the Agent and the Pledgee from the Pledgor requesting that the Agent deliver to Pledgee certificates representing such number of Shares (and executed stock power(s) or other documents satisfactory to Agent permitting transfer of such Shares to Pledgee) equal to the lesser of (A) all of the Shares, or (B) the quotient obtained by dividing (i) the amount owing under the Note, by (ii) the Transferred Share Value.  The Transferred Share Value shall be equal to the Current Market Price (as hereinafter defined) of the Maker’s Common Stock multiplied by 0.70.  The Current Market Price as of a given date shall be the average of the closing prices of the Maker’s Common Stock for sixty-five (65) consecutive trading days immediately preceding the date of the Written Notice.  Upon receipt of the Written Notice from the Pledgor, the Agent shall promptly deliver such certificates to Pledgee, and return to Pledgor any remaining Shares in the event less than all of the Shares have been delivered to Pledgor pursuant to this Section.  Upon delivery of such Shares pursuant hereto, Pledgor shall be relieved of any further liability under this Agreement and thereupon neither Maker, Newco nor Pledgor shall have any further personal liability in any other respect for the payment of any amount due under the Note.

6.           Non-Recourse.    THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PLEDGEE’S RECOVERY AGAINST THE MAKER, NEWCO OR PLEDGOR, AS THE CASE MAY BE, FOR FAILURE TO PAY ANY AMOUNT OWING UNDER THE NOTE AND THIS PLEDGE AGREEMENT, SHALL BE LIMITED SOLELY TO THE COLLATERAL.  THE MAKER, NEWCO AND THE PLEDGOR SHALL NOT BE LIABLE OR HAVE ANY PERSONAL LIABILITY IN ANY OTHER RESPECT FOR ANY AMOUNT OWING UNDER THE NOTE OR THE OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

7.             Dividends; Voting. All dividends hereinafter declared on or payable with respect to any Collateral during the term of this Pledge Agreement (the "Dividends") will be immediately delivered to the Agent to be held in pledge under this Pledge Agreement. Notwithstanding this Pledge Agreement, so long as Pledgor owns the Shares and no Event of Default has occurred under the Note, Pledgor will be entitled to vote any shares comprising the Collateral, subject to any proxies granted by Pledgor.

8.             Adjustments. In the event that during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Collateral, or if warrants or any other rights, options or securities are issued in respect of the Collateral (the "Additional Securities") then all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, will be delivered to Pledgor, immediately surrendered to the Agent and pledged for the benefit of the Pledgee to be held under the terms of this Pledge Agreement as and in the same manner as the Collateral is held hereunder.

9.             Redelivery of Collateral; No Release For Partial Payment.

9.1           Until all obligations of Maker or Newco under the Note and of Pledgor under this Pledge Agreement have been satisfied in full, all Collateral will continue to be held in pledge under this Pledge Agreement.

9.2           Upon payment by Maker or Newco of all of amounts payable under the Note and the performance of all obligations of Pledgor under this Pledge Agreement, the Agent will immediately redeliver the Collateral to Pledgor and this Pledge Agreement will terminate.

10.           Further Assurances. Pledgor shall, at the Agent’s request, execute and deliver such further documents and take such further actions as the Agent shall reasonably request to perfect and maintain the Pledgee’s security interest in the Collateral, or in any part thereof.

11.           Exculpation and Indemnification of Agent.

11.1         The Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.  Except for amendments to this agreement referred to below, and except for instructions given to the Agent by the Pledgor and the Pledgee relating to the Collateral under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

11.2         The Agent shall not be liable to Pledgor, the Pledgee or to anyone else for any action taken or omitted by him, or any action suffered by him to be taken or omitted, in good faith and in the exercise of his own best judgment.  The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons.  The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless he shall give his prior written consent thereto.

11.3         The Agent shall not be responsible for the sufficiency or accuracy or the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by him hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement.  The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof.

11.4           The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by him to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

11.5           In the event the Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from any party hereto with respect to the Collateral,  or whether an Event of Default exists, which, in its opinion, are in conflict with any of the provisions of this Pledge Agreement, it shall be entitled to refrain from taking any action until such time as there has been a final determination of the rights of the Pledgor or the Pledgee with respect to the Collateral (or relevant portion thereof), or alternatively, it may deposit the Collateral with a court of competent jurisdiction in an interpleader action. For purposes of this Section 11.5, there shall be deemed to have been a final determination of the rights of the Pledgor and the Pledgee with respect to the Collateral (or relevant portion thereof) at such time as the Agent shall receive joint written instructions from the Pledgor and Pledgee or a copy of a final judgment rendered by a court of competent jurisdiction which is not subject to appeal.

11.6           Pledgor and the Pledgee agree to defend, indemnify and hold the Agent harmless from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Pledge Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder.  The Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property or the amount of any such expense or loss.  Promptly after the receipt by the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Pledgor or the Pledgee (each, a “Party”), notify the Party thereof in writing, but the failure by the Agent to give such notice shall not relieve the Party from any liability which the Party may have to the Agent hereunder.  Notwithstanding any obligation to make payments and deliveries hereunder, the Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 11.

11.7           For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

12.           Termination of Agreement and Resignation of Agent

12.1           This Agreement shall terminate on the final disposition of the Collateral, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 10 and 12 shall survive the termination hereof.

12.2           The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Pledgor and the Pledgee at least 30 days’ prior written notice thereof.  As soon as practicable after its resignation, the Agent shall turn over to a successor collateral agent appointed by the Pledgor and the Pledgee the Collateral upon presentation of the document appointing the successor collateral agent and its acceptance thereof.  If a successor collateral agent has not been so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

13.           Compensation of Agent.  The Agent will be compensated by the Pledgee for its services hereunder at its hourly rates.  The Agent also shall be entitled to reimbursement for all reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisor’s and Agent’s fees and disbursements and all reasonable taxes or other governmental charges.

14.           Notices.  All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, certified or registered with postage prepaid, or recognized overnight courier, or sent by facsimile copy or email and confirmed, and shall be deemed given upon receipt and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Pledgor:

Bernard L. Kravitz
110-11 Queens Boulevard, Apt. 3-K
Forest Hills, New York 11375
Telephone: (516) 997-7474
Facsimile:  (516) 997-7479
E-mail:  diblk@dionics-usa.com

With a copy to:

Kaye Cooper Fiore Kay & Rosenberg, LLP
30A Vreeland Road, Suite 230
Florham Park, New Jersey 07932
Telephone: (973) 443-0600
Facsimile: (973) 443-0609
E-mail: dmkaye@kcfkr.com

If to the Pledgee:

Shangrao Bai Hua Zhou Industrial Co., Ltd.
No. 8 Xin Yang Road
Shangrao City, Jiangxi Province, China
Telephone: (    )    -
Facsimile:
E-mail:

If to the Agent:

Eaton & Van Winkle, LLP
Three Park Avenue, 16th Floor
New York, NY 10016
Attention: Vincent J. McGill Esq.
Telephone: (212) 779-9910
Facsimile:  (212) 779-9928
E-mail: vmcgill@evw.com

15.           Miscellaneous.

15.1           This Agreement and the rights and obligations of the parties hereunder may not be assigned.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns.  No other person shall acquire or have any rights under or by virtue of this Agreement.

15.2           This Pledge Agreement, together with the Note, and any UCC-1 financing statements filed by the Agent, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter. This Pledge Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Pledgor, the Pledgee and the Agent.

15.3           This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York excluding that body of law relating to conflicts of law. Any lawsuit or action brought by any party hereunder shall be brought only in the Supreme Court of the State of New York located in New York County. THE PARTIES EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND WAIVE TRIAL BY JURY. Should one or more of the provisions of this Pledge Agreement be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless will remain effective and will be enforceable.

15.4           The representations and warranties contained in this Pledge Agreement shall survive the execution and delivery hereof and any investigations made by any party.

15.5           The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

15.6           This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Pledge Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

15.7           This Pledge Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby,” “hereof,” “hereto,” “hereunder,” and any similar terms, as used in this agreement, refer to the agreement in its entirety and not only to the particular portion of this agreement where the term is used.  The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity.  All words or terms used in this agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  This Pledge Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.  The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date and year first above written.

PLEDGOR	PLEDGEE
/s/Bernard L. Kravitz Bernard L. Kravitz	Shangrao Bai Hua Zhou Industrial Co., Ltd. By: /s/ Li Xiaoling Li Xiaoling President

Eaton & Van Winkle LLP, as the Collateral Agent hereunder agrees and accepts the obligations and responsibilities created hereunder as of the date first written above.

By: /s/ Vincent J. McGill
       Vincent J. McGill
       Partner